UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 5, 2009 (October 2, 2009)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 2, 2009, Trimeris, Inc., a Delaware corporation (“Trimeris”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) by and among Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Arigene”), RTM Acquisition Company, a Delaware corporation and wholly owned subsidiary of Arigene (the “Purchaser”), and Trimeris, pursuant to which Arigene will acquire Trimeris.

Arigene, through the Purchaser, will acquire all of the outstanding shares of common stock, par value $0.001 per share, of Trimeris (the “Shares”) in a two-step transaction comprised of a cash tender offer for all of the Shares (the “Offer”), followed by a merger of the Purchaser with and into Trimeris (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. Pursuant to the terms of the Offer, Arigene will pay a purchase price of $3.60 per share for each share of Trimeris common stock, net to the seller.

Trimeris agreed that the Purchaser will commence the Offer within 10 business days after the date of the Merger Agreement and that the Offer will remain open for at least 20 business days. Arigene has the right to extend the Offer or undertake subsequent offerings in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

The Purchaser’s obligation to accept for payment and pay for shares of Trimeris common stock tendered in the Offer is subject to customary conditions, including, among other things: (i) a majority of outstanding Trimeris shares having been tendered into the offer (the “Minimum Condition”), (ii) the absence of any injunction or act by any governmental agency prohibiting the transaction, (iii) there not having been a material adverse change with respect to Trimeris, and (iv) other customary conditions. The tender offer is not subject to a financing condition.

Subject to the terms of the Merger Agreement, Trimeris has granted the Purchaser an irrevocable option to purchase that number of newly-issued shares that is equal to one share more than the amount needed to give the Merger Sub ownership of 90% of outstanding Trimeris common stock (the “Top-Up Option”). The Top-Up Option is exercisable only if, among other things, the Minimum Condition is satisfied. The Purchaser will pay to Trimeris the Offer Price for each share acquired upon exercise of the Top-Up Option.

Following the completion of the Offer and upon the satisfaction or waiver of all of the conditions to the Merger, including, if required, a vote of Trimeris’ stockholders with respect to the adoption of the Merger Agreement, the Purchaser will be merged with and into Trimeris, with Trimeris surviving the Merger as a wholly owned subsidiary of Arigene. Holders of shares of Trimeris common stock not purchased in the Offer (other than shares owned by stockholders who have perfected their statutory rights of appraisal in respect of such shares under Section 262 of the Delaware General Corporation Law) will be entitled to receive $3.60 per share in cash in the Merger, without interest.

Arigene and Trimeris have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of Trimeris and covenants prohibiting Trimeris from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances to permit the board of directors of Trimeris to comply with its fiduciary duties under applicable law. The Merger Agreement also contains certain termination rights for each of Arigene and Trimeris. If the Merger Agreement is terminated under specified circumstances, Trimeris will be required to pay Arigene a termination fee of $3,200,000. If Trimeris terminates the Merger Agreement due to a breach by Arigene or if Arigene fails to complete the Merger following the satisfaction of the conditions thereto, Arigene will be required to make a payment to Trimeris in the amount of $12,000,000, which amount has been deposited by Arigene in an escrow account.

Certain stockholders of Trimeris currently holding shares representing approximately 36% of Trimeris’ outstanding common stock have entered into a Tender and Support Agreement with Arigene and the Purchaser pursuant to which they have agreed to tender all of their shares in the Offer. The Tender and Support Agreement terminates upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Cautionary Note Regarding Merger Agreement

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Trimeris, Arigene or the Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Trimeris in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Trimeris, Arigene and the Purchaser, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may also change after the date of the Merger Agreement, which subsequent information may not be fully disclosed in the parties’ public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Trimeris, Arigene or the Purchaser.

Notice to Investors

Arigene and the Purchaser, a wholly owned subsidiary of Arigene, have not commenced the tender offer for the shares of Trimeris stock described in this Current Report on Form 8-K and the exhibits attached hereto. The description contained herein is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Trimeris. Upon commencement of the tender offer, Arigene and the Purchaser will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, Trimeris will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about Arigene, Trimeris, the transaction and other related matters. Investors and security holders are urged to read each of these documents carefully when they are available. These materials will be sent free of charge to all stockholders of Trimeris. Investors and security holders will also be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by Arigene and Trimeris through the web site maintained by the SEC at www.sec.gov.

Item 8.01. Other Events.

Arigene and Trimeris issued a joint press release, dated October 2, 2009, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits

Exhibit

2.1 Agreement and Plan of Merger, dated October 2, 2009, by and among Arigene Co., Ltd., RTM Acquisition Company and Trimeris, Inc.

99.1 Joint Press Release issued by Arigene Co., Ltd. and Trimeris, Inc. dated October 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2009	TRIMERIS, INC.

	By:	/s/ Michael A. Alrutz
Michael A. Alrutz
General Counsel